Exhibit 10.1

AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT, dated as of January 14, 2013 (this “Amendment Agreement”), to the Third Amended and Restated Credit Agreement, among Momentive Specialty Chemicals Holdings LLC (formerly known as Hexion LLC), a Delaware limited liability company (“Holdings”), Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), a New Jersey corporation (the “U.S. Borrower”), Momentive Specialty Chemicals Canada Inc. (formerly known as Hexion Specialty Chemicals Canada, Inc.), a Canadian corporation (the “Canadian Borrower”), Momentive Specialty Chemicals B.V. (formerly known as Hexion Specialty Chemicals B.V.), a company organized under the laws of The Netherlands (the “Dutch Borrower”), Momentive Specialty Chemicals UK Limited (formerly known as Hexion Specialty Chemicals UK Limited), a corporation organized under the laws of England and Wales, and Borden Chemical UK Limited, a corporation organized under the laws of England and Wales (together, the “U.K. Borrowers”, and the U.K. Borrowers, together with the U.S. Borrower, the Canadian Borrower and the Dutch Borrower, the “Borrowers”), the lenders party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties named therein (such Third Amended and Restated Credit Agreement, dated as of January 29, 2010, among Holdings, the Borrowers, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as amended by the Third Incremental Facility Amendment, dated as of May 18, 2011, among Holdings, the Borrowers, the Lenders party thereto and the Administrative Agent, as further amended by the Incremental Assumption Agreement, dated as of March 14, 2012, among Holdings, the Borrowers, the Extending Lenders as defined therein and the Administrative Agent, and as further amended, supplemented and/or otherwise modified prior to the date hereof, the “Original Credit Agreement”).

W I T N E S S E T H:

WHEREAS, Section 9.08 of the Original Credit Agreement permits Holdings, the Borrowers and the Required Lenders to enter into waivers, amendments or other modifications to the Original Credit Agreement and the other Loan Documents, in accordance with the provisions of such Section 9.08 of the Original Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Original Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions

Section 1.1 Defined Terms. Terms defined in the Original Credit Agreement and used herein shall have the meanings given to such terms in the Original Credit Agreement unless otherwise defined herein or the context otherwise requires.

ARTICLE II

Amendments

Section 2.1 Initial Amendments. Effective upon the occurrence of the Initial Amendments Effective Date, the Original Credit Agreement shall be amended as follows (the amendments referred to in this Section 2.1, collectively, the “Initial Amendments”, and the Original Credit Agreement, as amended by the Initial Amendments, the “Initial Amended Credit Agreement”):

(a) Section 1.01 of the Original Credit Agreement shall be amended by inserting the following definitions in appropriate alphabetical order:

“2013 Amendment” shall mean the Amendment to the Original Credit Agreement, dated as of January 14, 2013, among Holdings, the Borrowers, the Administrative Agent and the Lenders party thereto.

“2013 Initial Amendments Effective Date” shall mean the “Initial Amendments Effective Date” (as defined in the 2013 Amendment).

“Holdco Exchange” shall mean the incurrence of Indebtedness pursuant to Section 6.01(ff) that is used, directly or indirectly, to redeem, purchase, exchange or retire the Holdco Notes.

“Holdco Notes” shall mean the loans of Holdings maturing in 2014.

(b) Section 1.01 of the Original Credit Agreement shall be amended by deleting the definition of “Loan Documents” contained therein and replacing it with the following:

“Loan Documents” shall mean the Existing Credit Agreement, the 2010 Amendment Agreement, the Third Incremental Amendment, the Extension Agreement, the 2013 Amendment, the Letters of Credit, the Security Documents and any promissory note issued under Section 2.10(e); provided that, for purposes of the expense reimbursement and indemnity provisions in Sections 8.07 and Section 9.05 only, any agreements governing the New 1-1/2 Lien Notes and any First Lien Notes shall be deemed to be “Loan Documents”.

(c) Section 6.01 of the Original Credit Agreement shall be amended by deleting the word “and” at the end of clause (dd) thereof, replacing the “.” with “; and” at the end of clause (ee) thereof, and inserting the following clause (ff) immediately after such clause (ee):

“(ff) (i) Indebtedness (which shall be either unsecured or secured by Liens on the Collateral ranking junior to the Liens securing the Obligations) incurred to, directly or indirectly, redeem, purchase, exchange or retire the Holdco Notes; provided that (1) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days following the latest Term Facility Maturity Date in effect at the time of the issuance thereof (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (2) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the U.S. Borrower and the Subsidiaries than those set forth in the New 1-1/2 Lien Notes or are otherwise agreed to by the U.S. Borrower with at least one nationally recognized non-affiliated investment bank as appropriate for widely distributed unsecured or junior secured notes or loans of the Loan Parties (which investment bank may be an underwriter, initial purchaser, placement agent or arranger of such Indebtedness); provided that a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the U.S. Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness that complies with the requirements under clauses (1) and (2) of clause (i) hereof.”.

(d) Section 6.02(ii) of the Original Credit Agreement shall be amended by (i) adding the words “and Section 6.01(ff)” immediately after the reference to “Section 6.01(ee)” therein and (ii) deleting each reference to the “New Second Lien Intercreditor Agreement” therein and replacing it with the words “Existing Second Lien Intercreditor Agreement”.

(e) Section 6.06 of the Original Credit Agreement shall be amended by deleting clause (g) of such Section and replacing it with the following:

“(g) the Holdco Exchange may be consummated;”

(f) Section 6.08(c) of the Original Credit Agreement shall be amended by inserting the words “and any other Indebtedness permitted to be incurred by them under Section 6.01 herein” immediately prior to the words “and the Loan Documents” in such Section.

Section 2.2 Other Amendments. Following the occurrence of the Initial Amendments Effective Date and effective upon the occurrence of the Other Amendments Effective Date, the Initial Amended Credit Agreement shall be amended as follows (the amendments referred to in this Section 2.2, collectively, the “Other Amendments”, and the Other Amendments, together with the Initial Amendments, the “Amendments”):

(a) Section 1.01 of the Initial Amended Credit Agreement shall be amended by inserting the following definitions in appropriate alphabetical order:

“2013 Other Amendments Effective Date” shall mean the “Other Amendments Effective Date” (as defined in the 2013 Amendment).

“2013 Reaffirmation Agreement” shall mean the “Reaffirmation Agreement” (as defined in the 2013 Amendment).

(b) Section 1.01 of the Initial Amended Credit Agreement shall be amended by deleting the definition of “Existing Second Lien Intercreditor Agreement” contained therein and replacing it with the following:

“Existing Second Lien Intercreditor Agreement” shall mean (i) the Intercreditor Agreement dated as of November 3, 2006, among the U.S. Borrower, Wilmington Trust Company, as Trustee for the Existing Second Secured Notes, the Administrative Agent, Holdings and the Domestic Subsidiary Loan Parties, as amended, restated, supplemented or otherwise modified from time to time and (ii) any replacement or other intercreditor agreement having terms not materially less favorable to the Lenders than the terms set forth in the intercreditor agreement referred to in clause (i).

(c) Section 1.01 of the Initial Amended Credit Agreement shall be amended by deleting the definition of “First Lien Net Proceeds” contained therein.

(d) Section 1.01 of the Initial Amended Credit Agreement shall be amended by deleting the definition of “Security Documents” contained therein and replacing it with the following:

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the U.S. Guarantee Agreement, the Foreign Guarantee Agreement, the Foreign Security Documents, the Foreign Pledge Agreements, the Reaffirmation Agreement, the 2013 Reaffirmation Agreement, any Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

(e) Section 2.11 of the Initial Amended Credit Agreement shall be amended by deleting the text in paragraph (ii) of clause (c) of such Section and replacing it with the word “[reserved]”.

(f) Section 2.11 of the Initial Amended Credit Agreement shall be amended by deleting the parenthetical “(other than pursuant to subclause (A) of Section 2.12(e))” appearing in the second sentence of clause (d) of such Section.

(g) Section 2.12 of the Initial Amended Credit Agreement shall be amended by deleting the text in clause (e) of such Section in its entirety.

(h) Section 6.01 of the Initial Amended Credit Agreement shall be amended by deleting clause (dd) of such Section and replacing it with the following:

“(dd) (i) Indebtedness pursuant to the $450.0 million aggregate principal amount of First Lien Notes issued on the Extension Effective Date and up to $1,100.0 million aggregate principal amount of First Lien Notes issued on the 2013 Other Amendments Effective Date and (ii) any Indebtedness incurred to Refinance such Indebtedness that complies with clause (b) of the definition of “First Lien Notes””.

(i) Section 6.01 of the Initial Amended Credit Agreement shall be amended by deleting clause (ee) of such Section and replacing it with the following:

“(ee) (i) Indebtedness of the Loan Parties (x) that is either unsecured or secured by Liens ranking junior to the Liens securing the Obligations or (y) that constitutes First Lien Notes, such that the aggregate principal amount of clauses (x) and (y) shall not exceed the Incremental Amount; provided that, in the case of the foregoing clause (x), (1) the terms of the Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days following the latest Term Facility Maturity Date in effect at the time of the issuance thereof (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (2) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the U.S. Borrower and the Subsidiaries than those set forth in the New 1-1/2 Lien Notes or are otherwise agreed to by the U.S. Borrower with at least one nationally recognized non-affiliated investment bank as appropriate for widely distributed unsecured or junior secured notes or loans of the Loan Parties (which investment bank may be an underwriter, initial purchaser, placement agent or arranger of such Indebtedness); provided that a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the U.S. Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, and (ii) any Indebtedness incurred to Refinance such Indebtedness that complies, (a) in the case of any First Lien Notes, with the requirements set forth in clause (b) of the definition of “First Lien Notes” and (b) in the case of the Indebtedness referred to in the preceding subclause (i)(x) above, with the requirements under clauses (1) and (2) of the first proviso of such subclause (i).”.

(j) Section 6.02(ii) of the Initial Amended Credit Agreement shall be amended by deleting the reference to “Section 6.01(ee)” and replacing it with “Section 6.01(ee)(i)(x)”.

(k) Section 8.11 of the Initial Amended Credit Agreement shall be amended by inserting the following text at the end of such Section: “In addition, the Administrative Agent and Collateral Agent shall be authorized from time to time, without the consent of any Lender, to execute or to enter into other intercreditor agreements and amendments and restatements thereof in order to effect the pari passu treatment or subordination of, and to provide for certain additional rights, obligations and limitations in respect of, any Liens required or permitted by the terms of this Agreement to be Liens pari passu with or junior to the Obligations, that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens junior to the Obligations.”.

ARTICLE III

Conditions Precedent; Representations and Warranties; Miscellaneous

Section 3.1 Conditions Precedent to Effectiveness of Amendment Agreement and Occurrence of Initial Amendments Effective Date. This Amendment Agreement and the Initial Amendments shall become effective on the date on which each of the following conditions shall have been satisfied or waived (such date, the “Initial Amendments Effective Date”):

(a) Execution and Delivery of Amendment Agreement. The Administrative Agent shall have received this Amendment Agreement, executed and delivered by a duly authorized officer of each of the Borrowers and Holdings.

(b) Lenders’ Consent. The Administrative Agent shall have received evidence that the Required Lenders have consented to the Initial Amendments.

(c) Consent Fee. The Administrative Agent shall have received from the Borrowers a consent fee payable for the account of each Lender (other than a Defaulting Lender) that has returned an executed signature page to this Amendment Agreement to the Administrative Agent at or prior to 5:00 p.m., New York City time on January 14, 2013 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.25% of the sum of the U.S. Dollar Equivalent of the aggregate principal amount of outstanding Term Loans and Tranche C-3 Credit-Linked Deposits, if any, held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered.

(d) Fees and Expenses. The Borrowers shall have paid to the Administrative Agent, to the extent invoiced prior to the Initial Amendments Effective Date, all reasonable documented out-of-pocket fees and expenses of the Administrative Agent incurred in connection with the transactions contemplated by this Amendment Agreement (including, to the extent invoiced prior to the Initial Amendments Effective Date, the reasonable documented out-of-pocket fees, disbursements and charges of Simpson Thacher & Bartlett LLP), to the extent required to be paid by Section 9.05 of the Initial Amended Credit Agreement or otherwise mutually agreed prior to the Initial Amendments Effective Date.

Section 3.2 Conditions Precedent to Occurrence of Other Amendments Effective Date. The Other Amendments shall become effective on the date on which each of the following conditions shall have been satisfied or waived, which shall be a date no later than 180 days following the Initial Amendments Effective Date (such date, the “Other Amendments Effective Date”):

(a) Repayment of Term Loans and Certain Second-Priority Senior Secured Notes. The proceeds of the First Lien Notes issued on the Other Amendments Effective Date (the “2013 First Lien Notes”) shall have been used to (i) repay in full all Term Loans and (ii) purchase, redeem or discharge all of the Second-Priority Senior Secured Floating Rate Notes Due 2014 issued under the Indenture, dated as of November 3, 2006, among Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, as co-issuers, the guarantors named therein and Wilmington Trust Company, as trustee, in each case outstanding on the Other Amendments Effective Date. The Required Lenders hereby waive the notice requirements of Section 2.11(d) of the Initial Amended Credit Agreement with respect to repayments pursuant to this Section 3.2(a).

(b) Lenders’ Consent. The Administrative Agent shall have received evidence that (i) Lenders constituting “Required Lenders” (calculated assuming, and after giving effect to, the prepayment of the Term Loans referred to in Section 3.2(a) hereof) and (ii) the Majority Lenders in respect of the Revolving Facility Commitments have in each case consented to the Other Amendments.

(c) Officer Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the U.S. Borrower certifying to the representations and warranties contained in Section 3.3 of this Amendment Agreement as of the Other Amendments Effective Date; provided that clauses (a) and (b) of Section 3.3 shall be with respect to the 2013 Security Documents, clause (c) of Section 3.3 shall be as of the Other Amendments Effective Date and clause (d) of Section 3.3 shall be prior to and after giving effect to the Other Amendments under the Initial Amended Credit Agreement on the Other Amendments Effective Date.

(d) Joinder to First Lien Intercreditor Agreement; Other First Lien Secured Party Consent; Reaffirmation Agreement. The Administrative Agent shall have received a fully executed copy of each of (i) a joinder to the First Lien Intercreditor Agreement executed by the trustee under the indenture relating to the 2013 First Lien Notes (the “Joinder”), (ii) an Other First Lien Secured Party Consent (as defined in the Collateral Agreement) (the “Consent”) and (iii) a reaffirmation agreement substantially in the form of Annex I to this Amendment Agreement (the “Reaffirmation Agreement”, and the Reaffirmation Agreement, together with the Joinder and the Consent, the “2013 Security Agreements”); provided, that in the event that the Other Amendments Effective Date does not occur on or prior to 180 days following the Initial Amendments Effective Date, the Borrowers shall deliver to the Administrative Agent a fully executed copy of the Reaffirmation Agreement on or prior to such date.

(e) Legal Opinion. The Administrative Agent shall have received an executed legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, of Paul, Weiss, Rifkin, Wharton & Garrison LLP, special counsel for Holdings and the Borrowers.

Section 3.3 Representation and Warranties. Each of the Borrowers and Holdings represents and warrants to the Administrative Agent and the Lenders party hereto that:

(a) This Amendment Agreement has been duly authorized, executed and delivered by each Loan Party that is a party hereto, and constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms and the Original Credit Agreement, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;

(b) The execution, delivery and performance by each Loan Party of this Amendment Agreement will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of any such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in sub-clause (i) or (ii) of this Section 3.3(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens (after giving effect to the Amendments);

(c) The representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(d) Prior to and after giving effect to this Amendment Agreement, no Default or Event of Default has occurred and is continuing.

Section 3.4 Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Issuing Banks, the Borrowers or any other Loan Party under the Original Credit Agreement, the Initial Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, the Initial Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, the Initial Amended Credit Agreement or any other Loan Document in similar or different circumstances. Upon the occurrence of the Initial Amendments Effective Date, any reference to the “Credit Agreement” in the Original Credit Agreement and the other Loan Documents shall mean the Initial Amended Credit Agreement. Upon the occurrence of the Other Amendments Effective Date, any reference to the “Credit Agreement” in the Initial Amended Credit Agreement and the other Loan Documents shall mean the Initial Amended Credit Agreement as amended by the Other Amendments.

Section 3.5 Accession Agreements. To the extent not delivered as of the Other Amendments Effective Date, within sixty (60) days after the Other Amendments Effective Date (unless such time requirement shall have been waived or extended by the Administrative Agent in its reasonable discretion), the Borrowers shall, or shall cause the applicable Loan Party to (other than with respect to the German Guarantor and its Subsidiaries, which shall be governed by Section 5.14 of the Initial Amended Credit Agreement), deliver accession agreements relating to the Reaffirmation Agreement or other agreements that the Administrative Agent, in consultation with counsel, reasonably determines are necessary to ensure the continuation of any guaranty and the continuation and perfection of any Lien and substantially similar to those delivered previously under the Original Credit Agreement.

Section 3.6 Amendments; Counterparts. This Amendment Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrowers, the Administrative Agent and the Lenders required under Section 9.08 of the Initial Amended Credit Agreement (and, if the Other Amendments Effective Date shall have occurred, under Section 9.08 of the Initial Amended Credit Agreement as amended by the Other Amendments). This Amendment Agreement may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, and all the counterparts shall together constitute one and the same instrument.

Section 3.7 GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.12 AND 9.16 OF THE ORIGINAL CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

Section 3.8 Headings. The Article and Section headings used herein are for convenience of reference only, are not part of this Amendment Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment Agreement.

Section 3.9 Severability. Any provision of this Amendment Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Third Amended and Restated Credit Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

MOMENTIVE SPECIALTY CHEMICALS HOLDINGS LLC, as Holdings

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE SPECIALTY CHEMICALS INC., as U.S. Borrower

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE SPECIALTY CHEMICALS CANADA INC., as Canadian Borrower

By:	/s/ Ellen G. Berndt
	Name:	Ellen G. Berndt
	Title:	Vice President and Secretary

MOMENTIVE SPECIALTY CHEMICALS B.V., as Dutch Borrower

By:	/s/ A.W.M. Mertens		/s/ J. Klaus
	Name:	A.W.M. Mertens and	J. Klaus
	Title:	director	director

Amendment to Third Amended and Restated Credit Agreement

MOMENTIVE SPECIALTY CHEMICALS UK LIMITED, as a U.K. Borrower

By:	/s/ J. Baker
	Name:	J. Baker
	Title:	Company Director

BORDEN CHEMICAL UK LIMITED, as a U.K. Borrower

By:	/s/ A.W.M. Mertens
	Name:	A.W.M. Mertens
	Title:	director

Amendment to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Amendment to Third Amended and Restated Credit Agreement

ANNEX I

FORM OF

REAFFIRMATION AGREEMENT

[See attached.]

REAFFIRMATION AGREEMENT (this “Agreement”), dated as of January ___, 2013, among MOMENTIVE SPECIALTY CHEMICALS HOLDINGS LLC (formerly known as Hexion LLC), a Delaware limited liability company (“Holdings”), MOMENTIVE SPECIALTY CHEMICALS INC. (formerly known as Hexion Specialty Chemicals, Inc.), a New Jersey corporation (the “U.S. Borrower”), MOMENTIVE SPECIALTY CHEMICALS CANADA INC. (formerly known as Hexion Specialty Chemicals Canada, Inc.), a Canadian corporation (the “Canadian Borrower”), MOMENTIVE SPECIALTY CHEMICALS B.V. (formerly known as Hexion Specialty Chemicals B.V.), a company organized under the laws of The Netherlands (the “Dutch Borrower”), MOMENTIVE SPECIALTY CHEMICALS UK LIMITED (formerly known as Hexion Specialty Chemicals UK Limited), a corporation organized under the laws of England and Wales, and BORDEN CHEMICAL UK LIMITED, a corporation organized under the laws of England and Wales (together, the “U.K. Borrowers” and, together with the U.S. Borrower, the Canadian Borrower and the Dutch Borrower, the “Borrowers”), each other subsidiary of Holdings identified on the signature pages hereto (each, a “Subsidiary Party” and together with Holdings and the Borrowers, the “Reaffirming Parties”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent and collateral agent under the Amended Credit Agreement referred to below and as administrative agent and collateral agent on behalf of and for the benefit of itself and the other Secured Parties (as defined in the applicable Loan Documents).

WHEREAS Holdings, the Borrowers, the Consenting Lenders (as defined therein) and JPMCB, as Administrative Agent, have entered into an Amendment, dated as of January 14, 2013 (the “Amendment”), which amends the Third Amended and Restated Credit Agreement, dated as of January 29, 2010, as amended by the Third Incremental Facility Amendment, dated as of May 18, 2011, and as amended by the Incremental Assumption Agreement, dated as of March 14, 2012 (the “Existing Credit Agreement” and, as amended after giving effect to the Amendment, the “Amended Credit Agreement”), among Holdings, the Borrowers, the lenders party thereto from time to time and the agents party thereto;

WHEREAS each of the Reaffirming Parties is party to one or more of the Security Documents (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Amended Credit Agreement);

WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Amendment becoming effective and the consummation of certain transactions contemplated thereby; and

WHEREAS the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation/Amendment

Section 1.1 Reaffirmation. (a) Each of the Reaffirming Parties (i) hereby consents to the Amendment and the transactions contemplated thereby, (ii) hereby confirms its guarantees, pledges, hypothecs, grants of security interests and other agreements, as applicable, under each of the Security Documents to which it is party and (iii) agrees that notwithstanding the effectiveness of the Amendment and the consummation of the transactions contemplated thereby, such guarantees, pledges, hypothecs, grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of, as applicable, the Lenders under the Amended Credit Agreement, JPMCB as Administrative Agent and/or collateral agent under the Amended Credit Agreement, or JPMCB as administrative agent and/or collateral agent on behalf of and for the benefit of itself and the other Secured Parties (as defined in the applicable Loan Documents). Each of the Reaffirming Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to ensure compliance by Holdings and the Borrowers with Section 5.10 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each Security Document to which it is party.

(b) Each of the Reaffirming Parties party to each of the Security Documents securing the Obligations of the Borrowers hereby confirms and agrees that (i) [the outstanding Term Loans (it being understood that the Dutch Term Loan Obligations are not secured by any Collateral (as defined in the Collateral Agreement) of Holdings, the U.S. Borrower or any Domestic Subsidiary Loan Party) and] Tranche C-3 Credit-Linked Deposits have constituted and continue to constitute Loan Document Obligations (as defined in the Collateral Agreement) and (ii) the Canadian Tranche Revolving Facility Loans, European Tranche Revolving Facility Loans, Swingline Loans and U.S. Tranche Revolving Facility Loans have constituted and continue to constitute Loan Document Obligations (as defined in the Collateral Agreement).

Section 1.2 Amendment. On and after the effectiveness of the Amendment, (i) each reference in each Security Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement, as such agreement may be amended, modified or supplemented and in effect from time to time, and (ii) the definition of any term defined in any Security Document by reference to the terms defined in the “Credit Agreement” shall be amended to be defined by reference to the defined term in the Amended Credit Agreement, as the same may be amended, modified or supplemented and in effect from time to time.

2

ARTICLE II

Representations and Warranties

Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

Section 2.1 Organization. Such Reaffirming Party is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction outside the United States).

Section 2.2 Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 2.3 Security Documents. The representations and warranties of such Reaffirming Party contained in each Security Document are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

ARTICLE III

Miscellaneous

Section 3.1 Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 9.01 of the Amended Credit Agreement, provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the U.S. Borrower under the Amended Credit Agreement.

Section 3.2 Expenses. The parties hereto acknowledge and agree that JPMCB and the Lenders shall be entitled to reimbursement of expenses as provided in Section 9.05 of the Amended Credit Agreement.

Section 3.3 Security Document. This Agreement is a Security Document executed pursuant to the Amended Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

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Section 3.4 Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 3.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 3.6 Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by each of the parties hereto.

Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.8 Applicable Law; Waiver of Jury Trial; Jurisdiction. (A) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.12 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

(C) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.16 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

Section 3.9 No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amendment shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement, the Collateral Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Collateral Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Amendment or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of Holdings, any Borrower or any Subsidiary Party under any Security Document from any of its obligations and liabilities as “Holdings”, a “Borrower”, the “U.S. Borrower”, the “Canadian Borrower”, the “Dutch Borrower”, the “U.K. Borrowers”, a “Subsidiary Loan Party”, a “Pledgor”, a “Guarantor” or a “Grantor” under the Existing Credit Agreement, the Collateral Agreement or the other Security Documents. Each of the Existing Credit Agreement, the Collateral Agreement and the other Security Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Amendment or in connection herewith and therewith.

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Section 3.10 Limitation. With respect to any Foreign Security Documents and any Foreign Pledge Agreements, notwithstanding anything herein to the contrary, the terms and provisions of this Agreement shall apply only to the extent permitted under the governing law of the applicable Foreign Security Document or Foreign Pledge Agreement. If any provision of this Agreement limits, qualifies or conflicts with a provision of any Foreign Security Document or Foreign Pledge Agreement, the applicable provision of such Foreign Security Document or Foreign Pledge Agreement shall govern.

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